Exhibit 99.1

NEWS
RELEASE

2008-05

FOR IMMEDIATE RELEASE
Contact: Doug Aron
713-688-9600 x145

FRONTIER OIL ANNOUNCES INCREASE IN QUARTERLY CASH DIVIDEND

HOUSTON, TEXAS, April 22, 2008 – The Board of Directors of Frontier Oil Corporation (NYSE: FTO) today announced an increase in the regular quarterly cash dividend to $0.06 per share ($0.24 annualized) from the current level of $0.05 per share.  The increased quarterly cash dividend will be paid on July 17, 2008 to shareholders of record on June 27, 2008.

Frontier operates a 120,000 barrel-per-day refinery located in El Dorado, Kansas, and a 52,000 barrel-per-day refinery located in Cheyenne, Wyoming, and markets its refined products principally along the eastern slope of the Rocky Mountains and in other neighboring plains states.  Information about the Company may be found on its web site www.frontieroil.com.

This news release includes forward-looking statements concerning the Company.  These may include statements of plans or objectives for future operations, statements about future economic performance or assumptions or estimates.  The accuracy of these forward-looking statements is subject to a wide range of business risks and changes in circumstances that are described in our reports that are filed from time to time with the Securities and Exchange Commission.  Actual results and outcomes often differ from expectations.

* * * * * *

10000 Memorial Drive, Suite 600 Houston, Texas 77024-3411   (713) 688-9600   Fax (713) 688-0616